Exhibit 99.1

Focus Universal Inc. Announces Pricing of

$1.2 Million Registered Direct Offering

ONTARIO, CA / ACCESSWIRE / September 16, 2024 / Focus Universal Inc. (NASDAQ: FCUV) ("Focus" or the "Company"), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, today announced that it has entered into securities purchase agreements with a single institutional investor for the purchase and sale of 3,750,000 shares of common stock in a registered direct offering. The purchase price of each share is $0.32.

The aggregate gross proceeds to the Company are expected to be approximately $1.2 million. The transaction is expected to close on or about September 17, 2024, subject to the satisfaction of customary closing conditions. Proceeds from the offering will be used, in part, to continue to build and launch the new software product platform under Lusher Inc.

Univest Securities is acting as the placement agent for the Offering. Corporate Securities Legal LLP is acting as counsel to the Company for the offering.

A registration statement on Form S-3 (File No. 333-260180) relating to the offering of the securities was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on November 16, 2021. The offering is being made only by means of a prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the proposed transaction may be obtained, when available, on the SEC's website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Focus Universal:

Focus Universal Inc. (NASDAQ: FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 28 patents and patents pending in various phases and 8 trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Markets.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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For investor and media inquiries, please contact:

Skyline Corporate Communications Group, LLC

Lisa Gray

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

info@skylineccg.com

For Company inquiries, please contact:

Investor Relations

626-272-3883

ir@focusuniversal.com

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